Center Names Acting President Upon Retirement of CEO

UNION, NJ--(Marketwire - August 23, 2007) - Center Bancorp, Inc. (NASDAQ: CNBC), parent company of Union Center National Bank, today announced the retirement of John J. Davis as President & CEO of the Corporation and Bank. The Board of Directors announced that it has named current Senior Vice President and Chief Financial Officer (CFO) Anthony C. Weagley as acting President. Mr. Weagley is expected to assume his new position effective immediately upon the retirement of John J. Davis effective today. Mr. Davis will remain on the Board of the Bank and has been appointed to the Board of Center Bancorp, Inc. with his term expiring in 2008. "I am pleased to continue to be a part of Center as a board member and work in concert with the board as we look towards the future and work toward our strategic goals," indicated John J. Davis.

"The Board of Directors and I wish to express our appreciation to Jack for over 30 years of service and his contribution to the Bank and its growth during that time. We wish him every success in his retirement and future endeavors," said Alexander A. Bol, Chairman of Center's Board of Directors.

Mr. Bol said the board approved its selection of Mr. Weagley to take on the acting President position. "We're confident in Tony and he has shown himself to be an extremely capable leader, his 25 years of experience and detailed knowledge of all areas of banking make him an excellent choice to lead the Bank during our review and search for a permanent appointment to the position. We feel he is the best candidate to help guide the Bank through this interim period. In partnership with the Board of Directors, we look to him now to continue moving this company forward toward its stated goals," Mr. Bol commented.

The ultimate goal of the Corporation, which is shared by our Board and stockholders, is for Center Bancorp to become a high-performing community banking company. "My commitment to the Board and the shareholders remains just as strong as ever," said Mr. Weagley. "While this is a very challenging time for the Corporation, I am confident in our ability and prospects to build value for our shareholders and meet our financial goals through adherence to the basic competencies of the company. I'm optimistic about these prospects and look forward to working closely with our board during this period."

About Center Bancorp

Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates 15 banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. Construction will begin shortly on a new banking location in Florham Park, New Jersey and plans are underway to add a branch in Cranford, New Jersey as well. The Bank also operates remote ATM locations in the Union, Chatham and Madison New Jersey Transit train stations, Union Hospital and the Boys and Girls Club of Union.

Union Center National Bank is the largest commercial bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp, Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com

Forward-Looking Statements

All non-historical statements in this press release including statements regarding the anticipated financial consequences of the pension freeze and staffing reductions, the Corporation's strategic goals and priorities and the possibility of undertaking additional initiatives constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the impact of cost-cutting measures on employee morale, the ability of the Corporation to implement its strategies promptly, the competitive pressures experienced by the Corporation in the marketplace and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Investor Inquiries:
Anthony C. Weagley
Acting President
Center Bancorp, Inc.
(908) 206-2886